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                                                             Exhibit 4.4

                                   WARRANT

                    FOR THE PURCHASE OF 32,500 COMMON SHARES

                                       OF

                         VECTOR AEROMOTIVE CORPORATION
                             (A NEVADA CORPORATION)


         THIS CERTIFIES THAT William Loper, as registered owner (the "Owner") of this Warrant, is entitled at any time commencing on February 18, 1994, and ending on November 18, 1998 (the "Expiration Date"), but not thereafter, to subscribe for, purchase and receive 32,500 fully paid and nonassessable common shares, $.01 par value (the "Shares"), of Vector Aeromotive Corporation (the "Company"), at the price of $.21875 per Share (the "Exercise Price"), upon presentation and surrender of this Warrant together with payment of the Exercise Price for the Shares to be purchased to the Company at its principal office; provided, however, that upon the occurrence of any of the events specified in the Statement of Rights of Warrant Holder, attached hereto, the rights granted by this Warrant shall be adjusted as specified therein.

         Upon exercise of this Warrant, the form of Election to Purchase hereinafter provided must be duly executed, the Exercise Price must be paid in lawful money of the United States of America and in cash or check or bank draft and the instructions for registration of the Shares acquired by such exercise must be completed. If the rights represented hereby shall not be exercised at or before 5:00 P.M., Pacific Daylight Time, on the Expiration Date, this Warrant shall become and be void without further force or effect, and all right represented hereby shall cease and expire.

         Subject to the terms contained herein and in the Statement of Rights of Warrant Holder, this Warrant may be assigned or exercised by the Owner in whole or in part by execution by the Owner of the form of Assignment or Election to Purchase, as appropriate, attached hereto. If the assignment is in whole, the Company shall execute and deliver a new Warrant or Warrants of like tenor to this Warrant to the appropriate assignee expressly evidencing the right to purchase the aggregate number of Shares purchasable hereunder; and if the assignment is in part, the Company shall execute and deliver to the appropriate assignee a new Warrant or Warrants of like tenor expressly evidencing the right to purchase the portion of the aggregate number of Shares as shall be contemplated by any such assignment, and shall concurrently execute and deliver to the Owner a new Warrant of like tenor evidencing the right to purchase the remaining portion of Shares purchasable hereunder which have not been transferred to the assignee. In the event this Warrant is exercised in part only, the Company shall cause to be delivered to the Owner a new Warrant of like tenor evidencing the right of the Owner to purchase the number of Shares purchasable hereunder as to which this Warrant has not been exercised.

         Neither this Warrant nor the Common Shares issuable on exercise of this Warrant have been registered under state or federal securities laws. In no event shall this Warrant (or the Shares issuable upon full or partial exercise hereof) be offered or sold except in conformity with all applicable state and federal securities laws.

         The Company may deem and treat the registered Owner hereof as the absolute owner of this Warrant certificate (notwithstanding any notation of ownership or other writing hereon made by anyone) for all purposes. The Warrant Holder, as such, shall not have any rights of a shareholder of the Company, either at law or at equity, and the rights of the Warrant Holder, as such, are limited to those rights expressly provided in this Warrant Certificate and in the Statement of Rights of Warrant Holder.
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         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officers.

                                           VECTOR AEROMOTIVE CORPORATION



/s/ Donald Johnson                         By: Robert Braner
------------------------------------          ---------------------------------
Secretary                                     Vice President


(S E A L)






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                     STATEMENT OF RIGHTS OF WARRANT HOLDER

         (a) In the event, prior to the expiration of the Warrant by exercise or by its terms, the Company shall issue any of its Common Shares as a stock dividend or shall subdivide the number of outstanding Common Shares into a greater number of shares, then, in either of such events, the then-applicable Exercise Price per Common Share purchasable pursuant to the Warrent in effect at the time of such action shall be reduced proportionately and the number of Common Shares purchasable pursuant to the Warrant shall be increased proportionately. Conversely, in the event the Company shall reduce the number of its outstanding Common Shares by combining such shares into a smaller number of shares, then, in such event, the then-applicable Exercise Price per Common Share purchasable pursuant to the Warrant in effect at the time of such action shall be increased proportionately and the number of Common Shares at that time purchasable pursuant to the Warrant shall be decreased proportionately. Any dividend paid or distributed on the Common Shares in shares of any other class of the Company or securities convertible into Common Shares shall be treated as a dividend paid in Common Shares to the extent Common Shares are issuable on the payment or conversion thereof.

         (b) In the event, prior to the expiration of the Warrant by exercise or by its terms, the Company shall be recapitalized by reclassifying its outstanding Common Shares into shares with a different par value, or by changing its outstanding Common Shares to shares without par value or in the event of any other material change of the capital structure of the Company or of any successor corporation by reason of any reclassification, recapitalization or conveyance, prompt, proportionate, equitable, lawful and adequate provision shall be made whereby any holder of the Warrant shall thereafter have the right to purchase, on the basis and the terms and conditions specified in this Agreement, in lieu of the Common Shares of the Company theretofore purchasable on the exercise of any Warrant, such securities or assets as may be issued or payable with respect to or in exchange for the number of Common Shares of the Company theretofore purchasable on exercise of the Warrants had such reclassification, recapitalization or conveyance not taken place; and in any such event, the rights of any holder of a Warrant to any adjustment in the number of Common Shares purchasable on exercise of such Warrant, as set forth above, shall continue and be preserved in respect of any stock, securities or assets which the holder becomes entitled to purchase.

         (c) In the event the Company, at any time while the Warrant shall remain unexpired and unexercised, shall sell all or substantially all of its property, or dissolves, liquidates or winds up its affairs, prompt, proportionate, equitable, lawful and adequate provision shall be made as part of the terms of such sale, dissolution, liquidation or winding up such that the holder of a Warrant may thereafter receive, on exercise thereof, in lieu of each Common Share of the Company which he would have been entitled to receive, the same kind and amount of any stock, securities or assets as may be issuable, distributable or payable on any such sale, dissolution, liquidation or winding up with respect to each Common Share of the Company; provided, however, that in the event of any such sale, dissolution, liquidation or winding up, the right to exercise the Warrants shall terminate on a date fixed by the Company, such date to be not earlier than 5:00 P.M., Pacific Time, on the 30th day next succeeding the date on which notice of such termination of the right to exercise the Warrant has been given by mail to the holder thereof at such address as may appear on the books of the Company.

         (d) On exercise of the Warrant by the holder, the Company shall not be required to deliver fractions of Common Shares; provided, however, that prompt, proportionate, equitable, lawful and adequate adjustment in the Exercise Price payable shall be made in respect of any such fraction of one Common Share on the basis of the applicable Exercise Price per share.
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        (e)  In the event, prior to expiration of the Warrant by exercise or by its terms, the Company shall determine to take a record of the holders of its Common Shares for the purpose of determining shareholders entitled to receive any stock dividend, distribution or other right which will cause any change or adjustment in the number, amount, price or nature of the Common Shares or other stock, securities or assets deliverable on exercise of the Warrant pursuant to the foregoing provisions, the Company shall give to the Registered Holder of the Warrant at the address as may appear on the books of the Company at least
30 days' prior written notice to the effect that it intends to take such a record. Such notice shall specify the date as of which such record is to be taken; the purpose for which such record is to be taken; and the number, amount, price and nature of the Common Shares or other stock, securities or assets which will be deliverable on exercise of the Warrant after the action for which such record will be taken has been completed. Without limiting the obligation of the Company to provide notice to the Registered Holder of the Warrant Certificate of any corporate action hereunder, the failure of the Company to give notice shall not invalidate such corporate action of the Company.

        (f) The Warrant shall not entitle the holder thereof to any of the rights of shareholders or to any dividend declared on the Common Shares unless the Warrant is exercised and the Common Shares purchased prior to the record date fixed by the Board of Directors of the Company for the determination of holders of Common Shares entitled to such dividend or other right.

        (g) No adjustment of the Exercise Price or the number of Common Shares which may be issued upon the exercise of this Warrant shall be made except as expressly required by paragraphs (a), (b) and (c) of this Statement of Rights of Warrant Holder.

        (h) During the Exercise Period of the Warrant, and if, without any obligation to do so, the Company proposes to register any of its Common Shares under the Securities Act of 1933, as amended (the "Securities Act"), in connection with the public offering of such Common Shares for cash proceeds payable in whole or in part to the Company (other than with respect to a Registration Statement filed on Form S-8 or Form S-4 or other inappropriate form then in effect under the Securities Act), the Company shall, at such time, promptly give the Owner written notice of such registration (at the address of the Owner appearing in the Company's records). Upon the written request of the Owner given within 20 days after the giving of such notice by the Company, the Company shall cause to be registered under the Securities Act all of the Common Shares as to which the Warrant has been exercised that such Owner has requested to be registered; provided, however, if the managing underwriter of the public offering of shares proposed to be registered by the Company advises the Owner in writing that marketing factors require a limitation of the number of shares to be underwritten, then the number of Common Shares as to which the Owner may exercise the Warrant and which are to be registered and included in the underwriting shall be limited in accordance with the underwriter's request on a pro rata basis. The Owner and the Company shall enter into agreements, at the time of registration of any of the Common Shares issuable upon exercise of the Warrant, providing for indemnification and contribution rights as set forth below.

        (i) To the extent permitted by law, the Company will indemnify and hold harmless each Owner, the officers and directors of each Owner, any underwriter (as defined in the Securities Act) for such holder, and each person, if any, who controls such Owner or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934 (the "Exchange Act"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon the untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or


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
final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Company will reimburse each such Owner, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this section shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonable withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, preliminary prospectus or final prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Owner, underwriter or controlling person; and

        (ii) To the extent permitted by law, each Owner will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Owner selling securities in such registration statement or any of its directors or officers or any person who controls such Owner or underwriter, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer controlling person, or underwriter or controlling person, or other such Owner or director, officer or controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect hereto) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in such registration statement, incuding any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if the untrue statement or omission or alleged untrue statement or omission in respect of which such loss, claim, damage or liability is asserted was made in reliance upon and in conformity with written information furnished by such Owner expressly for use in connection with such registration; and each such Owner will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or controlling person, or other Owner, officer, director, or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this section shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Owner (which consent shall not be unreasonably withheld); provided, further that the maximum liability of any selling Owner under this section in regard to any registration statement shall in no event exceed the amount of the proceeds received by such selling Owner from the sale of securities under such registration statement; provided, further, however, that if any losses, claims, damages or liabilities arise out of or are based upon an untrue statement, alleged untrue statement, omission or alleged omission contained in any preliminary prospectus which did not appear in the final prospectus, such seller shall not have any such liability with respect thereto to the Company, any person who controls the Company within the meaning of the Securities Act, any officer of the Company who signed the registration statement or any director of the Company, if the Company delivered a copy of the preliminary prospectus to the person alleging such losses, claims, damages or liabilities and failed to deliver a copy of the final prospectus, as amended or supplemented if it has not been amended or supplemented, to such person at or prior to the written confirmation of the sale to such person, provided that the Company had an obligation to deliver a copy of the final prospectus to such person.


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
        (iii) Promptly after reciept by an indemnified party under this Section (h) of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section (h), deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel mutually satisfactory to the parties. An indemnified party shall have the right to retain its own counsel, however, but the fees and expenses of such counsel shall be at the expense of the indemnified party, unless (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party has failed to assume the defense and employ counsel, or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or in addition to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behlaf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for all indemnified parties). The failure to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party under this Agreement.

        (iv) If the indemnification provided for in this Section (h) is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities or actions in respect thereof referred to therein, then each indemnifying party shall in lieu of indemnifying such indemnified party contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or actions in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and selling Owners, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or actions as well as any other relevant equitable considerations, including the failure to give any required notice. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or such selling Owners on the other, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto acknowledge and agree that it would not be just and equitable if contribution pursuant to this subparagraph (iv) were determined by pro rata allocation (even if all of the selling Owners were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subparagraph (iv). The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or actions in respect hereof referred to above in this subparagraph
(iv) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subparagraph
(iv), the amount the selling Owners shall be required to contribute shall not exceed the amount, if any, by which the total price at which the securities sold by each of them were offered to the public exceeds the amount of any damages which they have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, or other violation of law. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of fraudulent misrepresentation.



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
Form to be used to exercise Warrant:

                             ELECTION TO PURCHASE

        The undersigned hereby elects irrevocably to exercise the within Warrant and to purchase ____________ Common Shares of Vector Aeromotive Corporation, and hereby makes payment of $ __________ (at the rate of $.21875 per share) in payment of the Exercise Price pursuant hereto. Please issue the shares as to which this Warrant is exercised in accordance with the instructions given below.

Dated:___________, 19__


                                       Signature:______________________________

                                       Signature Guaranteed:___________________


                   INSTRUCTIONS FOR REGISTRATION OF SHARES

Name____________________________________________________________________________
                           (Print in Block Letters)

Address_________________________________________________________________________

 ...............................................

Form to be used to assign Warrant:

                                  ASSIGNMENT


        FOR VALUE RECEIVED,_________________________ does hereby sell, assign and transfer unto _______________________ the right to purchase ___________________ Common Shares of Vector Aeromotive Corporation, evidenced by the within Warrant, and does hereby irrevocably constitute and appoint ___________________ attorney to transfer such right on the books of Vector Aeromotive Corporation with full power of substitution in the premises.

Dated: _____________, 199_.


                                       Signature:__________________________


                                       Signature Guaranteed: ______________

                             * * * * * * * * * *


NOTICE: The signature to the Election to Purchase or Assignment must correspond with the name as written upon the face of the within Warrant in every particular without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank, other than a savings bank, or by a trust company or by a firm having membership on a registered national securities exchange.

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